Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2013 Third Quarter Results

SCOTTSDALE, ARIZ. - July 26, 2013 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the third quarter ended June 30, 2013 of $91.0 million, an 8.7 percent decrease from $99.6 million for the third quarter of the prior year. Net income for the third quarter ended June 30, 2013 was $0.3 million, or 1 cent per diluted share, compared to $1.0 million, or 4 cents per diluted share, for the third quarter ended June 30, 2012.

Revenues for the nine months ended June 30, 2013 were $284.5 million, an 8.9 percent decrease from $312.3 million for the nine months ended June 30, 2012. Net income for the nine months ended June 30, 2013 was $2.9 million, or 12 cents per diluted share, compared to $7.4 million, or 30 cents per diluted share, for the nine months ended June 30, 2012.

Return on equity for the trailing four quarters ended June 30, 2013 was 3.2 percent compared to 6.2 percent for the trailing four quarters ended Sept. 30, 2012.

"The renewed health of the transportation industry has increased demand for our graduates and made the value of a UTI education clear to potential students and their families.  Our new partnership with GM and the recent expansion of our Mercedes-Benz and Porsche programs are strong indicators of rising demand, and our third-quarter increase in applications tells us students are taking note,"  said Kim McWaters, chief executive officer. “UTI continues to be the industry's choice for providing highly trained technicians, and our focus remains on efficiently and cost-effectively making a UTI education accessible and affordable for more students.”

Student Metrics

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(Rounded to hundreds)
Total starts	2,500	2,700	8,100	9,400
Average undergraduate full-time student enrollment	13,800	15,300	15,100	16,800
End of period undergraduate full-time student enrollment	13,000	14,500	13,000	14,500

Third Quarter Operating Performance

For the third quarter of 2013, revenues were $91.0 million, an 8.7 percent decrease from $99.6 million for last year's third quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 9.8 percent. The decrease was partially offset by an increase in revenue per student. During the third quarter of 2013 and 2012, tuition excluded $4.4 million and $3.8 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the third quarter of 2013 were $0.5 million and 0.5 percent, respectively, compared to operating income and margin of $1.5 million and 1.5 percent, respectively, in the same period last year. The decreases were primarily attributable to the decrease in revenues and was partially offset by decreases in compensation and advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2013 was $6.4 million compared to $7.6 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Nine Month Operating Performance
Revenues for the nine months ended June 30, 2013 were $284.5 million, an 8.9 percent decrease from $312.3 million for the nine months ended June 30, 2012.

Operating income and margin for the nine months ended June 30, 2013 were $4.5 million and 1.6 percent, respectively, compared to $11.9 million and 3.8 percent, respectively, for the nine months ended June 30, 2012. The decreases in operating income and margin were related to the decrease in revenues, partially offset by decreases in compensation and advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine months ended June 30, 2013 was $22.7 million compared to $31.0 million for the nine months ended June 30, 2012. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $87.4 million at June 30, 2013, compared to $101.7 million at Sept. 30, 2012. At June 30, 2013, shareholders' equity totaled $140.4 million as compared to $146.1 million at Sept. 30, 2012. We paid cash dividends of $0.10 per common share in December 2012, March 2013 and June 2013. The aggregate payment was approximately $7.4 million.

Pursuant to the previously announced share repurchase plan, we purchased 556,900 shares of stock during the nine months ended June 30, 2013 at an average price of $9.61 for a total cost of approximately $5.4 million. During the three months ended June 30, 2013, we purchased an immaterial number of shares.

Cash flow used in operating activities was $2.2 million for the three months ended June 30, 2013, compared to $6.3 million for the three months ended June 30, 2012. Cash provided by operating activities was $5.4 million for the nine months ended June 30, 2013 compared to $9.2 million for the nine months ended June 30, 2012.

2013 Outlook
While we expect new student starts to be up in the fourth quarter of 2013, we anticipate full year new student starts for 2013 to be down by mid single digits compared to the prior year, resulting in a lower average student population for the year. These lower levels of enrollment will most likely result in a high single digit decline in revenue in 2013. While we expect significantly lower expenses in 2013, we still believe we will record an overall decline in operating margin and net income compared to 2012. Due to the timing and number of student start dates in each of the next two quarters, we expect meaningful new student start growth during the fourth quarter and relatively flat year over year start growth in the first quarter of fiscal 2014 leading to positive start growth over the next six months.

Conference Call
Management will hold a conference call to discuss the 2013 third quarter results today at 8:00 a.m. PDT (11 a.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through August 5th, 2013 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10031199.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 170,000 graduates in its 48-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)
Revenues	$90,954	$99,601	$284,470	$312,268
Operating expenses:
Educational services and facilities	49,140	52,621	149,288	157,775
Selling, general and administrative	41,356	45,462	130,657	142,633
Total operating expenses	90,496	98,083	279,945	300,408
Income from operations	458	1,518	4,525	11,860
Other income:
Interest income, net	61	63	180	213
Other income	97	6	461	372
Total other income	158	69	641	585
Income before income taxes	616	1,587	5,166	12,445
Income tax expense	320	574	2,228	5,021
Net income	$296	$1,013	$2,938	$7,424
Earnings per share:
Net income per share - basic	$0.01	$0.04	$0.12	$0.30
Net income per share - diluted	$0.01	$0.04	$0.12	$0.30
Weighted average number of shares outstanding:
Basic	24,420	24,694	24,527	24,693
Diluted	24,580	24,835	24,620	24,825
Cash dividends declared per common share	$0.10	$0.10	$0.30	$0.20

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2013	September 30, 2012
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$23,916	$45,665
Restricted cash	1,156	104
Investments, current portion	49,417	51,455
Receivables, net	10,584	14,910
Deferred tax assets, net	5,936	7,977
Prepaid expenses and other current assets	14,683	14,873
Total current assets	105,692	134,984
Investments, less current portion	14,112	4,533
Property and equipment, net	101,325	91,939
Goodwill	20,579	20,579
Deferred tax assets, net	8,805	5,576
Other assets	9,158	10,547
Total assets	$259,671	$268,158

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$31,373	$40,865
Deferred revenue	38,114	52,564
Accrued tool sets	4,171	4,264
Income tax payable	178	744
Other current liabilities	2,013	1,003
Total current liabilities	75,849	99,440
Deferred rent liability	12,080	12,946
Construction liability	23,747	2,421
Other liabilities	7,607	7,266
Total liabilities	119,283	122,073

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,328,244 shares issued and 24,440,417 shares outstanding at June 30, 2013 and 30,222,132 shares issued and 24,891,205 shares outstanding at September 30, 2012	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	171,064	166,970
Treasury stock, at cost, 5,887,827 shares at June 30, 2013 and 5,330,927 at September 30, 2012	(89,297)	(83,924)
Retained earnings	58,618	63,036
Total shareholders’ equity	140,388	146,085
Total liabilities and shareholders’ equity	$259,671	$268,158

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$2,938	$7,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,917	18,064
Amortization of held-to-maturity investments	1,462	1,415
Bad debt expense	3,679	4,446
Stock-based compensation	4,436	5,388
Excess tax benefit from stock-based compensation	—	(159)
Deferred income taxes	(1,727)	(5,202)
Net training equipment credits earned	(1,348)	(1,257)
Loss on disposal of property and equipment	84	101
Changes in assets and liabilities:
Receivables	647	(6,611)
Prepaid expenses and other current assets	1,716	(993)
Other assets	(935)	(910)
Accounts payable and accrued expenses	(7,810)	2,595
Deferred revenue	(14,450)	(16,900)
Income tax payable/receivable	(566)	(11)
Accrued tool sets and other current liabilities	917	42
Deferred rent liability	(866)	1,176
Other liabilities	284	621
Net cash provided by operating activities	5,378	9,229
Cash flows from investing activities:
Purchase of property and equipment	(6,646)	(6,952)
Proceeds from disposal of property and equipment	54	—
Purchase of investments	(60,138)	(49,312)
Proceeds received upon maturity of investments	51,135	58,317
Decrease in restricted cash	1,000	—
Net cash (used in) provided by investing activities	(14,595)	2,053
Cash flows from financing activities:
Payment of cash dividends	(7,356)	(4,936)
Payment of payroll taxes on stock-based compensation through shares withheld	(198)	(412)
Proceeds from issuance of common stock under employee plans	395	399
Excess tax benefit from stock-based compensation	—	159
Purchase of treasury stock	(5,373)	(1,638)
Net cash used in financing activities	(12,532)	(6,428)
Net (decrease) increase in cash and cash equivalents	(21,749)	4,854
Cash and cash equivalents, beginning of period	45,665	53,670
Cash and cash equivalents, end of period	$23,916	$58,524

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Net income	$296	$1,013	$2,938	$7,424
Interest income, net	(61)	(63)	(180)	(213)
Income tax expense	320	574	2,228	5,021
Depreciation and amortization	5,858	6,043	17,752	18,810
EBITDA	$6,413	$7,567	$22,738	$31,042

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Salaries expense	$38,957	$41,421	$118,543	$123,547
Employee benefits and tax	8,221	8,320	24,857	26,227
Bonus expense	429	1,697	2,964	7,376
Stock-based compensation	1,431	1,607	4,436	5,388
Total compensation and related costs	$49,038	$53,045	$150,800	$162,538

Occupancy expense	$9,890	$9,707	$29,555	$29,164
Bad debt expense	$1,059	$1,302	$3,679	$4,446
Depreciation and amortization expense	$5,858	$6,043	$17,752	$18,810
Legal Services expense	$630	$846	$1,414	$1,849

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